UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2022

BCB BANCORP, INC.

(Exact name of Registrant as Specified in its Charter)

New Jersey	0-50275	26-0065262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104-110 Avenue C
Bayonne, New Jersey	07002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 823-0700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BCBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 16, 2022, BCB Bancorp, Inc. (the “Company”) received notice from The NASDAQ Stock Market (“Nasdaq”) that Nasdaq has determined that the Company did not comply with Listing Rule 5605(c)(2)(A) (the “Rule”). A current member of the Company’s board of directors, Spencer B. Robbins, also served as a member of its audit committee since 2016. In April 2022, the Company paid Mr. Robbins’ law firm $75,000 for legal services rendered to the Company. This payment precluded him from independence under SEC Rule 10A-3, and as such rendered the Company noncompliant with the Rule.

However, Nasdaq also notified the Company that because Mr. Robbins resigned from the audit committee on August 4, 2022, and was replaced with an independent director serving on the Company’s board, Mark D. Hogan, Nasdaq has determined that the Company has regained compliance with the Rule, and that upon the filing of this Current Report on Form 8-K, this matter is closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCB BANCORP, INC.

DATE: August 18, 2022	By:	/s/ Ryan Blake
Ryan Blake
Chief Operating Officer and Corporate Secretary
(Duly Authorized Representative)

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